Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FinVolution Group of our report dated April 25, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FinVolution Group’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, The People’s Republic of China

September 7, 2023